EXHIBIT 10.2

C O N S U L T I N G   A G R E E M E N T


         This Agreement is made as of August 29, 2003 by and between BLUE MOON GROUP, INC. (hereinafter "COMPANY") with its principal office in New York located at 4890 Garland Branch Road, Dover FL 22527 and Mark Lavi ("Consultant") with its principal office located at 5 Ari Drive, Wesley Hills, New York 10901 .

         WHEREAS, COMPANY desires to retain Consultant to perform any array of consulting services aimed at increasing the publicity, value and business efforts of Company;

         WHERAS, Consultant is willing to perform an array of services from time to time; and

         NOW, THEREFORE, in consideration of mutual promises, covenants and conditions contained herein, and other good and valuable consideration, the parties heretofore hereby agree as follows:

         1. Both COMPANY and Consultant warrant that they have the requisite authority and capacity to enter into this Agreement.

         2. Both Company and Consultant warrant that they are in compliance with the terms and conditions of this Agreement and will not violate any instrument or any other agreement which he may be a party, or any Federal and State rules or regulations applicable to Consultant.

         3. COMPANY retains Consultant, on a consulting basis, to provide the following business development services:
                  (a) to review COMPANY's managerial and financial requirements;
                  (b) to review COMPANY budget and business plans/forecasts;
                  (c) to analyze COMPANY's efforts to raise capital and/or
                      financing; and
                  (d) other matters intended to increase COMPANY's public
                      awareness.

         4. Consultant acknowledges that COMPANY routinely conducts quality control audits to monitor compliance with applicable Federal and State laws and regulations. In this light, Consultant agrees to cooperate with COMPANY in such audits and to submit all relevant documentation in the possession of Consultant when requested by COMPANY for the purpose of performing the aforementioned audits.

         5. This Agreement shall be for a term of one year (1) year and shall renew for an additional like period unless terminated by either party with sixty
(60) days notice to the non-terminating party prior to that term's cancellation. Consultant will be entitled to collect the requisite fees as provided for under this Agreement, notwithstanding the cancellation of this Agreement.

         6. (a) Upon execution of this Agreement COMPANY shall transfer to Consultant, as compensation for Consultant's yearly services as under this Agreement, 100,000 shares of COMPANY free-trading common stock ("Stock"), the Stock containing no restrictions.

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         7. It is expressly understood and agreed that this Agreement does not create any agency and/or employment relationship as between Consultant and COMPANY. As such, Consultant shall be deemed an independent contractor, and, except as provided herein, shall have no authority to act on behalf of COMPANY.

         8. This Agreement constitutes the entire understanding concerning the subject matter contained herein and supersedes any prior or contemporaneous representations and/or agreements not contained herein as to such subject matter.

         9. This Agreement may not be amended and/or modified in any manner unless such amendment and/or modification is in writing signed by both COMPANY and Consultant.

         10. This Agreement and the obligations, rights and remedies of the parties hereto are to be construed in accordance with and governed by the laws of the State of New York.

         11. If any provision of this Agreement shall be held invalid or unenforceable for whatever reason, the remainder of this agreement shall not be affected thereby and every remaining provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         12. Company recognizes that Consultant now renders, and may continue to render financial consulting services and other investment banking services to other entities which may or may not conduct business and activities similar to those of Company. In this light, as the subject Agreement is non-exclusive, Consultant shall not be required to devote his full-time, effort and attention to the performance of his duties under this Agreement, but shall devote only so much of his time, effort and attention, i his own discretion, as is deemed reasonable.

         13. All notices or correspondence shall be delivered personally or by certified or registered U.S. mail, postage prepaid, addressed to the respective parties at the addresses set forth below:

             COMPANY:              BLUE MOON GROUP, INC.
                                   4890 Garland Branch Road
                                   Dover FL 33527
                                   Attn.: Michael Muzio, Chief Executive Officer

             CONSULTANT:           Mark Lavi
                                   5 Ari Drive
                                   Wesley Hills, New York  10901

         14. All provisions of this Agreement shall inure to the benefit of COMPANY and its respective successors and assigns.

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         15. If any controversy or dispute shall arise between the parties hereto in connection with, arising from, or in respect to this Agreement and if such controversy or dispute shall not be resolved within thirty (30) days after the same shall arise, then such dispute or controversy shall be submitted for arbitration to the New York, New York office of the American Arbitration Association in accordance with its commercial rules then in effect. Such proceeding shall be conducted in New York, New York. Any such dispute or controversy shall be determined by a panel of three (3) arbitrators. Such arbitrators may award any relief which he/she shall deem proper in the circumstances, without regard to the relief which would otherwise be available to either party hereto in a court of law or equity, including with limitation an award of money damages (including interest on unpaid amounts, calculated from the due date of any such amount, at a rate per annum determined by said ar! bitrators, specific performance, injunctive relief and attorney's fees. The award and findings of the majority of such arbitrators shall be conclusive and binding upon the parties thereto, and judgment upon such award may be entered in any court of competent jurisdiction. Any party against whom an arbitrators' award shall be issued shall not, in any manner, oppose or defend against any suit to confirm such award, or any enforcement proceedings brought against any such party, whether within or outside of the Untied States of America, with respect to any judgment entered upon the award, and such party hereby consents to the entry of judgment against it, in the full amount thereof, or other relief granted therein, in any jurisdiction in which such enforcement is sought. The party against whom the arbitrators' award is issued shall pay the fees of the arbitrators.

         16. Company agrees to reimburse Consultant for reasonable documented expenses incurred by Consultant in connection with the services performed by consultant as under this Agreement.

         17. (a) COMPANY agrees to indemnify and hold harmless Consultant, and its officers, employees and agents from any and all losses, claims, damages, liabilities and expenses incurred (including reasonable attorneys' fees and disbursements) that result from the bad faith, gross negligence or unauthorized representations of Company.

             (b) Consultant agrees to indemnify and hold harmless COMPANY, its officers, employees and agents from any and all losses, claims, damages, liabilities and expenses incurred (including reasonable attorneys' fees and disbursements) that result from the bad faith, gross negligence or unauthorized representations of Company.

             (c) Each person or entity seeking indemnification hereunder shall notify the other party as applicable and shall not pay settle and/or acknowledge liability under any such claim without the consent of the indemnifying party. The scope of the indemnification, as stated under this section, is limited to transaction and/or performances performed and/or contemplated pursuant to this Agreement.

         18. Consultant shall be deemed an independent contractor, and, except as provided herein, shall have no authority to act on behalf of COMPANY.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written:


COMPANY                                                       CONSULTANT

By: /s/ Michael Muzio                                         By: /s/ Mark Lavi
   -----------------------------------                            -------------
Michael Muzio, Chief Executive Officer                        Mark Lavi
BLUE MOON GROUP, INC.